UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: January 21, 2016
(Date of earliest event reported)

A. M. CASTLE & CO.
(Exact name of registrant as specified in its charter)

Maryland	1-5415	36-0879160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1420 Kensington Road, Suite 220 Oak Brook, IL 60523
(Address of principal executive offices)

Registrant's telephone number including area code: (847) 455-7111

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13 e-4(c) under the Exchange Act (17 CFR 240.13 e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On January 21, 2016, A. M. Castle & Co. (the “Company”) received written notice from the New York Stock Exchange (the “NYSE”) that it is not in compliance with the continued listing standards set forth in Section 802.01B of the NYSE Listed Company Manual. The Company is considered below criteria established by the NYSE for continued listing because its average market capitalization has been less than $50 million over a consecutive 30 trading-day period, and at the same time its last reported stockholders’ equity was below $50 million. The Company plans to notify the NYSE within 10 business days of its intent to submit a plan that demonstrates its ability to bring the Company into conformity with the continued listing standards within 18 months of receipt of the notice. The Company intends to submit the plan within 45 days. The NYSE will have 45 days after receipt of the plan to review and determine whether the Company has made a reasonable demonstration of its ability to return to conformity with the relevant standards within the 18-month period. The NYSE will either accept the plan, at which time the Company would be subject to ongoing monitoring for compliance with the plan, or the NYSE will not accept the plan and the Company would be subject to suspension and delisting procedures. During the 18-month period, the Company's shares will continue to be listed and traded on the NYSE, subject to its continued compliance with the plan and other NYSE continued listing standards. The Company can provide no assurances that it will be able to satisfy any of the steps outlined above and maintain a listing of its shares.

There is no immediate impact on the listing of the Company’s common stock, which will continue to trade on the NYSE, subject to the Company’s compliance with other listing standards The Company will continue to file periodic and other reports with the SEC under applicable federal securities laws.
Item 8.01 Other Information.
On January 22, 2016, the Company issued a press release announcing that it has received a notice of non-compliance with the NYSE continued listing standards as described above. A copy of this press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(d)    The following exhibits are filed as part of this report:

Exhibit No.	Description
99.1	Press Release, dated January 22, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A.M. CASTLE & CO.

/s/ Marec E. Edgar
January 22, 2016	By:	Marec E. Edgar
Executive Vice President, General Counsel,
Secretary & Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description	Page No.
99.1	Press Release dated January 22, 2016.	EX-1

4